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                                  Exhibit 5.01



Exhibit 5.01      Opinion of Berns & Berns.


                                                                  May 24, 2000




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

          Re: Innofone.com, Incorporated
              Registration No.
              --------------------------

Ladies and Gentlemen:

         We refer to the registration statement on Form SB-2, Registration No. 333-94497 (as amended, the "Registration Statement") filed by Innofone.com, Incorporated, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the resale by certain persons ("Selling Shareholders") of a maximum of 4,959,500 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company originally offered and sold by the Company in 1999 and 2000.

         We have examined copies of the Certificate of Incorporation, as amended through the date hereof and By-Laws of the Company, the Registration Statement, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and other records and documents that we have deemed necessary for the purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.

         In our review, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

         Based upon the foregoing, it is our opinion that the Common Stock proposed to be resold


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by the Selling Shareholders, in the manner contemplated by the Registration
Statement, is validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of Nevada.

                                                           Sincerely,




                                                           Berns & Berns